===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           ARTHUR J. GALLAGHER & CO.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                       [ARTHUR J. GALLAGHER & CO. LOGO]

                           ARTHUR J. GALLAGHER & CO.

                             The Gallagher Centre
                               Two Pierce Place
                          Itasca, Illinois 60143-3141

                                                                  April 5, 2001

Dear Stockholder:

   Our Annual Meeting will be held on Tuesday, May 22, 2001, at 10:00 a.m., Central Time, at The Gallagher Centre, Two Pierce Place, Second Floor, Itasca, Illinois.

   The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business requiring action at the meeting. A presentation by J. Patrick Gallagher, Jr., President and Chief Executive Officer of the Company, and me will provide information on the business and progress of your Company during 2000 and our directors and officers will be available to answer your questions.

   We appreciate the interest of our stockholders in Arthur J. Gallagher & Co. and are pleased that in the past so many of you have exercised your right to vote your shares. We hope that you continue to do so.

   Whether or not you plan to attend, please mark, sign, date and mail the accompanying proxy card as soon as possible. The enclosed envelope requires no postage if mailed in the United States. If you attend the meeting, you may revoke your proxy and vote personally.

                                          Cordially,

                                          ROBERT E. GALLAGHER
                                          Chairman of the Board

                           ARTHUR J. GALLAGHER & CO.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 22, 2001

To the Stockholders of
 ARTHUR J. GALLAGHER & CO.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Arthur J. Gallagher & Co. (the "Company") will be held Tuesday, May 22, 2001, at 10:00 a.m., Central Time, at The Gallagher Centre, Two Pierce Place, Second Floor, Itasca, Illinois for the following purposes:

  1. To elect one Class I director, to elect four Class II directors, to elect one Class III director, and to ratify the appointment of one Class III director;

  2. To consider and act upon a proposal to approve an amendment to the Company's Restated Certificate of Incorporation increasing the authorized Common Stock from 200,000,000 to 400,000,000 shares;

  3. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2001; and

  4. To transact such other business as may properly come before the meeting and any adjournment thereof.

   The Board of Directors has fixed the close of business on March 23, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

   Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxy and return it promptly so your vote can be recorded. If you are present at the meeting, you may revoke your proxy and vote in person.

Date: April 5, 2001

                                          By Order of the Board of Directors

                                          MICHAEL J. CLOHERTY
                                          Secretary

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                           ARTHUR J. GALLAGHER & CO.
                             The Gallagher Centre
                               Two Pierce Place
                          Itasca, Illinois 60143-3141

                                PROXY STATEMENT

                              GENERAL INFORMATION

Use of Proxies

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Arthur J. Gallagher & Co. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, May 22, 2001, in accordance with the foregoing notice. This Proxy Statement and accompanying proxy are being mailed to stockholders on or about April 5, 2001.

   Any proxy may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Shares represented by a proxy, properly executed and returned to the Company and not revoked, will be voted at the Annual Meeting.

   Shares will be voted in accordance with the directions of the stockholder as specified on the proxy. In the absence of directions, the proxy will be voted FOR the election of the directors named as the nominees in this Proxy Statement and the ratification of the appointment of one Class III director; FOR the approval of an amendment to the Company's Restated Certificate of Incorporation increasing the authorized Common Stock, $1.00 par value, from 200,000,000 to 400,000,000 shares; and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy in accordance with their discretion.

Record Date and Voting Securities

   The close of business on March 23, 2001 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, the Company had 80,723,035 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote, exercisable in person or by proxy. There are no other outstanding securities of the Company entitled to vote, and there are no cumulative voting rights with respect to the election of directors.

   The presence, in person or by proxy, of a majority of the outstanding shares of the Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are included in the number of shares present and voting for the purpose of determining if a quorum is present. Abstentions are also included in the tabulation of votes cast on proposals presented to the stockholders but broker non-votes are not.

Expenses of Solicitation

   All expenses of the solicitation of proxies will be paid by the Company. Officers, directors and employees of the Company may also solicit proxies by telephone, facsimile or in person.

                        PRINCIPAL HOLDERS OF SECURITIES

   The following table shows with respect to any person who is known to be the beneficial owner as of December 31, 2000 of more than 5% of the Company's Common Stock, par value $1.00 per share, which is its only class of issued and outstanding capital stock, (i) the total number of shares of Common Stock beneficially owned as of such date; and (ii) the percent of Common Stock so owned as of the same date. All numbers of Common Stock have been adjusted for the January, 2001 2-for-1 stock split.

                                                              Amount &   Percent
                                                             Nature of     of
                                                             Beneficial  Common
      Name and Address of Beneficial Owner                   Ownership    Stock
      ------------------------------------                  ------------ -------
      Capital Research and Management Company.............. 5,090,800(1)  6.3%
      333 South Hope Street
      Los Angeles, CA 90071

   The following table shows with respect to each of the directors and nominees for director of the Company, the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group, twelve in number, (i) the total number of shares of Common Stock beneficially owned as of March 1, 2001; and (ii) the percent of Common Stock so owned as of the same date.

                                                           Amount &      Percent
                                                          Nature of        of
                                                          Beneficial     Common
      Name of Beneficial Owner                           Ownership(2)     Stock
      ------------------------                           ------------    -------
      Robert E. Gallagher...............................  2,609,908 (3)    3.2%
      James J. Braniff III..............................    335,056          *
      T. Kimball Brooker................................    132,240          *
      Michael J. Cloherty...............................    262,408          *
      Gary P. Coughlan..................................      2,000          *
      James W. Durkin, Jr. .............................    297,228          *
      J. Patrick Gallagher, Jr. ........................    628,656 (4)      *
      Ilene S. Gordon...................................     18,160          *
      David E. McGurn, Jr. .............................    226,784          *
      Richard J. McKenna................................    124,548          *
      Robert Ripp.......................................      6,000          *
      James R. Wimmer...................................    134,240          *
      All directors and executive officers as a group
       (12 persons).....................................  4,777,228        5.8%

--------
*  Less than 1%

(1) Information obtained from a Schedule 13G dated February 9, 2001 filed with the Securities and Exchange Commission by Capital Research and Management Company. The Company has been informed that Capital Research and Management Company is deemed to be the beneficial owner in the aggregate of 5,090,800 shares (adjusted for 2-for-1 stock split), or 6.5%
     (sic) of shares outstanding of the Company's voting Common Stock as a result of acting as investment adviser to various investment companies, including Smallcap World Fund, Inc., which owned 4,740,800 of such 5,090,800 shares.

(2) Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934. Unless otherwise stated in these notes, each person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options exercisable within sixty days are deemed outstanding for the purpose of computing the number and percentage owned by such person, but are not deemed outstanding for the purpose of computing the percentage owned by each other person listed. Includes shares which the listed beneficial owner has a right to acquire within sixty days as follows: James J. Braniff III, 168,000 shares; T. Kimball Brooker, 80,240 shares; Michael J. Cloherty, 207,000 shares; James W. Durkin, Jr., 197,000 shares; J. Patrick Gallagher, Jr., 49,000 shares; Ilene S. Gordon, 14,160 shares; David E. McGurn, Jr., 142,400 shares; Richard J. McKenna, 59,160 shares; Robert Ripp, 2,000 shares; and James R. Wimmer, 134,240 shares; all directors and executive officers as a group (12 persons), 1,053,200 shares.

(3) Includes 300,000 shares held in trust for the benefit of Robert E. Gallagher's grandchildren, 400,000 shares held in trust for the benefit of Isabel Gallagher, 400,000 shares held by a charitable trust under which Robert E. Gallagher is the trustee, and 276,048 shares held in the Lauren E. Gallagher Trust under which Robert E. Gallagher is a trustee.

(4) Includes 158,480 shares held in trust for the benefit of his minor children by his wife, Anne M. Gallagher, and another, as trustees and 99,512 shares held by his wife.

                             ELECTION OF DIRECTORS

   The Board of Directors of the Company is divided into three classes. The regular terms of office for the Class II, Class III and Class I directors expire at the 2001, 2002 and 2003 Annual Meetings of Stockholders, respectively. Four persons are to be elected at the meeting to hold office as Class II directors for a term of three years and until their respective successors are elected and qualified. One person is to be elected at the meeting to hold office as a Class I director for a term expiring in 2003 and until his successor is elected and qualified. One person is to be elected at the meeting to hold office as a Class III director for a term expiring in 2002 and until his successor is elected and qualified.

   James W. Durkin, Jr. is a new nominee for election as a member of the Board of Directors as a Class I director. T. Kimball Brooker, currently a member of the Board of Directors as a Class I director, is nominated for election as a Class II director, replacing a Class II director who did not stand for re-election. David E. McGurn, Jr. and Richard J. McKenna are new nominees for election as members of the Board of Directors as Class II directors, replacing two Class II directors who did not stand for re-election. Robert E. Gallagher is currently a member of the Board of Directors as a Class II director and is a nominee for re-election as a Class II director. James J. Braniff III is a new nominee for election as a member of the Board of Directors as a Class III director.

   Gary P. Coughlan is currently a member of the Board of Directors as a Class III director, having been appointed to fill a vacancy in such Class on September 28, 2000. The Company's Restated Certificate of Incorporation and By-laws provide that any director appointed to fill a vacancy shall hold office until the expiration of the term of the class of directors to which he was elected, which in this case occurs at the 2002 Annual Meeting. The Board of Directors has determined, however, that it would be desirable to obtain ratification of the appointment of Mr. Coughlan. If the ratification of the appointment should fail to be approved by the holders of a majority of the voting stock represented at the Annual Meeting or any adjournment thereof, such appointment shall nevertheless remain in effect until the 2002 Annual Meeting (or the earlier death, resignation or removal of such appointee), but an adverse vote will be considered as a direction to the Board to select another nominee for election to a Class III directorship at the 2002 Annual Meeting.

   Set forth below is information concerning the nominees for election as Class I, Class II and Class III directors as well as information concerning the current directors in each class. The Board of Directors recommends a vote FOR the election of such nominees and the ratification of the appointment of one Class III director. The persons named on the enclosed proxy card intend to vote the proxies solicited hereby FOR all the nominees named below and the ratification of one Class III director unless such authority is withheld. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy is required to elect directors. The enclosed proxy cannot be voted for more than six nominees. Should any nominee be unavailable to serve or for good cause refuse to serve, an event which the Board of Directors does not anticipate, the persons named in the enclosed proxy intend to vote the proxies solicited hereby for the election of such other nominee, if any, as they may select.

                Nominee for Election to the Board of Directors
              as a Class I Director with a Term Expiring in 2003

                                       Year First Elected Director, Business
          Name            Age            Experience and Other Directorships
          ----            --- --------------------------------------------------------
James W. Durkin, Jr. ...   51 Vice President since 1985; President of Gallagher
                              Benefit
                              Services, Inc. since 1985.


                Nominees for Election to the Board of Directors
               as Class II Directors with Terms Expiring in 2004

T. Kimball Brooker......   61 Director since 1994; President, Barbara Oil Company
                              since 1989; Managing Director, Morgan Stanley & Co.,
                              Inc. from 1978 to 1988.


Robert E. Gallagher(1) .   78 Director since 1950; Chairman since 1990; Chief
                              Executive Officer from 1963 to 1994.

David E. McGurn, Jr. ...   47 Vice President-Specialty Marketing & International since
                              1996; Vice President from 1993 to 1996.
Richard J. McKenna......   54 Vice President since 1994; President of Gallagher
                              Bassett Services, Inc. since April 2000.

                Nominee for Election to the Board of Directors
             as a Class III Director with a Term Expiring in 2002

James J. Braniff III....   61 Vice President since 1995; President and Chief Operating
                              Officer of Brokerage Services Division since 1999.

           Members of the Board of Directors Continuing in Office as Class III Directors with Terms Expiring in 2002

                                      Year First Elected Director, Business
          Name           Age            Experience and Other Directorships
          ----           --- --------------------------------------------------------
Michael J. Cloherty.....  53 Director since 1982; Executive Vice President since 1996 and Chief Financial Officer since 1981; Vice President-
                             Finance 1981 to 1996.
Gary P. Coughlan........  56 Director since 2000; Senior Vice President and Chief
                             Financial Officer of Abbott Laboratories since 1990;
                             Senior Vice President of Kraft General Foods from 1989
                             to 1990; prior thereto Senior Vice President and Chief
                             Financial Officer of Kraft, Inc. which he joined in
                             1972.
Robert Ripp.............  59 Director since 2000; Chairman of Lightpath Technologies,
                             Inc. since November 1999; Chairman and Chief Executive
                             Officer of AMP Incorporated during 1998, Executive Vice
                             President from 1997 to 1998 and Vice President and Chief
                             Financial Officer from 1994 to 1997; Vice President and
                             Treasurer of IBM from 1989 to 1993. Director of
                             Lightpath Technologies, Inc. and ACE, Ltd.

           Members of the Board of Directors Continuing in Office as Class I Directors with Terms Expiring in 2003

J. Patrick Gallagher,     49 Director since 1986; Chief Executive Officer since 1995;
 Jr.(1).................     President since 1990; Chief Operating Officer from 1990
                             to 1994; Vice President--Operations from 1985 to 1990.
Ilene S. Gordon.........  47 Director since 1999; President of Pechiney Plastic
                             Packaging, Inc. and Senior Vice President of Pechiney
                             Group since June 1999; Vice President and General
                             Manager of Tenneco Packaging Folding Carton Business
                             from 1997 to 1999; Vice President-Operations of Tenneco,
                             Inc. from 1994 to 1997. Director of United Stationers,
                             Inc.
James R. Wimmer.........  72 Director since 1985; Partner, Lord, Bissell & Brook, attorneys, from 1959 to 1992 and Of Counsel from 1992 to
                             1999; Vice-Chairman and General Counsel of Commonwealth
                             Industries Corporation from 1991 to 1993.

--------

(1) Robert E. Gallagher is an uncle of J. Patrick Gallagher, Jr.

Board of Directors

   The Company's Board of Directors has the responsibility to review the overall operations of the Company. The Board members are kept informed of the Company's results of operations and proposed plans and business objectives by the Company's management. During 2000, the Board of Directors met six times. All of the directors attended at least 75% of those meetings and meetings of the committees on which they served. Included among the committees of the Board are standing Nominating, Audit and Compensation Committees.

Nominating Committee

   The Nominating Committee considers new nominees proposed for the Board of Directors and will consider individuals whose names and qualifications are furnished in writing to the Committee (in care of the

Chairman at the Company's principal office) by stockholders. Current members of the Nominating Committee are Robert E. Gallagher (Chairman), T. Kimball Brooker and J. Patrick Gallagher, Jr. The Committee met three times in 2000. The Company's By-Laws establish advance notice procedures with regard to the nomination by a stockholder of a candidate for election as a director. In general, notice must be received by the Company not less than 45 days prior to an annual meeting of stockholders of the Company. Such notice must set forth all information with respect to each such nominee as required by the federal proxy rules. Such notice must be accompanied by a consent of such nominee to serve as a director, if elected.

Audit Committee

   The Audit Committee of the Board of Directors is composed of 5 directors, none of whom is an employee of the Company. The Committee is governed by a charter as approved by the Board of Directors on May 16, 2000. A copy of the Charter is attached as Exhibit A. In accordance with its Charter, the Committee assists the Board in carrying out its responsibilities for monitoring management's accounting for the Company's financial results and for the timeliness and adequacy of the reporting of those results; discusses and makes inquiry into the audits of the Company's books made internally and by outside independent auditors, the Company's financial and accounting policies, its internal controls and its financial reporting; and investigates and makes a recommendation to the Board each year with respect to the appointment of independent auditors for the following year. Current members of the Committee are James R. Wimmer (Chairman), T. Kimball Brooker, Gary P. Coughlan, Ilene S. Gordon and Robert Ripp, each of whom meets the independence and experience requirements of the New York Stock Exchange. The Audit Committee met eight times in 2000.

   Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

                         Report of the Audit Committee

   In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees" and discussed with the auditors any relationships that may impact their objectivity and independence. The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees". The Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

   Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          Audit Committee
                                          James R. Wimmer (Chairman)
                                          T. Kimball Brooker
                                          Gary P. Coughlan
                                          Ilene S. Gordon
                                          Robert Ripp

Compensation Committee

   The Compensation Committee determines the salaries, bonuses and other compensation and terms and conditions of employment of the executive officers and certain key employees of the Company and makes recommendations to the Board of Directors with respect to the Company's compensation plans and policies; provided, however, that the Option Committee of the Board of Directors administers the Company's stock option plans. Current members of the Compensation Committee are J. Patrick Gallagher, Jr. (Chairman), T. Kimball Brooker, Gary P. Coughlan, Robert E. Gallagher, Ilene S. Gordon, Robert Ripp and James R. Wimmer. The Committee met four times in 2000.

Compensation Committee Interlocks and Insider Participation

   J. Patrick Gallagher, Jr., President and Chief Executive Officer, and Robert E. Gallagher, Chairman, of the Company, respectively, serve on the Compensation Committee and abstain from discussion and voting on matters concerning their respective compensation. During 2000, as part of its ongoing share repurchase program, the Company purchased from Mr. James R. Wimmer 10,000 shares of Company Common Stock for an aggregate price of $380,000, based on the closing price on the New York Stock Exchange the date preceding the purchase.

Section 16(a) Beneficial Ownership Reporting Compliance

   Directors and executive officers of the Company and beneficial owners of more than ten percent of the Common Stock file periodic reports regarding ownership of shares of Common Stock with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934. Mr. Ripp inadvertently filed a statement of changes in beneficial ownership untimely.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

   Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate filings, including this Proxy Statement, in whole or in part, the following report and the Comparative Performance Graph on Page 11 shall not be incorporated by reference into any such filings.

                     Report of the Compensation Committee

Executive Compensation

   The Compensation Committee is responsible for determining the total compensation, other than stock options, and employment conditions of the Company's executive officers. In determining the total 2000 compensation, the Compensation Committee generally evaluated the executive's contribution to the overall success of the Company in achieving the corporate goals set out below. The business growth and human resources goals were given less weight in determining the executive's compensation than the earnings growth goal.

  Earnings Growth--Year-over-year earnings growth is one of the most important goals of the Company. The effort of an individual executive in meeting or exceeding year-over-year growth for his or her department or division has historically been an important criterion in the evaluation. However, in 2000, the Compensation Committee focused on the contribution of the executive to the overall success of the Company in meeting its plan for growth. Longer term growth goals, as measured against the Company's Three Year Strategic Plan, are also considered in the evaluation. In 2000, the Company's net earnings increased 25% which surpassed the average annual growth rate for the period 1990 to 1999.

  Business Growth--The Company considers its long term business growth to be a critical factor in the continued success of the Company. Executives are expected to support the Company's acquisition program, which seeks to achieve growth by successfully integrating independent businesses into the corporate structure. Similarly, establishment of operations in new geographic areas, as well as the successful development and marketing of new product lines, are considered necessary to the continued growth of the Company and are included in the evaluation. In 2000, sixteen businesses were acquired. The development and marketing of new product lines continued on a basis consistent with prior years. The Company believes that these efforts had a direct impact on the 13% increase in total revenues achieved in 2000 over 1999.

  Human Resources--As a service business, the Company believes that its employees are its greatest asset. Over 60% of the Company's expenses in 2000 were related to the compensation of its employees and related costs. The Company is committed to the successful hiring, training and retaining of people who promote the growth, financial success and management succession of the Company. An executive's ability to manage these resources, as well as the attendant expenses, is a significant criterion. In 2000, the Company's overall success in effectively managing its employees evidenced the commitment of the Company's executive officers, as a group, to the corporate goal of continuously improving the quality and efficiency of its human resources. This was demonstrated by the Company's ability to generate $142,000 in revenue per employee for 2000, one of the highest figures in the industry and an increase from the $134,000 in revenue per employee generated during 1999. This was accomplished even as the 2000 employee headcount increased by 6% over 1999.

   Enhancement of shareholder value is the ultimate goal of the Company. The Compensation Committee believes that its focus on specific corporate goals should result in a strong stock price, improved earnings per share and greater return on stockholders' equity. Net earnings per share in 2000 increased by 21% over 1999. This substantial increase was directly related to the efforts of the Company's executive officers during the intense competitive pressures of 2000 and prior years. Recognizing these efforts, the Compensation Committee applied a bonus formula, determined early in 2000, which was based on growth in net earnings per share. Most of the executive officers received bonuses, which were paid in March, 2001, from the application of this formula.

   The Company also has a discretionary bonus pool for executive officers and key employees, contingent upon satisfactory corporate growth and the attainment of predetermined managerial goals. These predetermined goals are extremely varied and, in the case of the executive officers, are established by the individual officer in conjunction with the Compensation Committee. The goals are too diverse to generalize but typically include meeting or exceeding budgetary guidelines and contribution to the Company's profitability. Attainment of these goals in many cases may be determined by a subjective judgment of the individual supervisor or, in the case of the executive officers, by the Compensation Committee. The eligibility for participation in the bonus pool is determined by the Board. Approximately 50 officers and key employees are current participants. Certain officers who received the formula bonus discussed above also received a discretionary bonus for 2000.

   The Company has adopted the Deferred Equity Participation Plan to encourage key executive officers to remain with the Company until their normal retirement. Under the Plan, the Company contributes shares of Common Stock in an amount approved by the Compensation Committee. The Chief Executive Officer of the Company, in conjunction with the Compensation Committee, determines the key executives that will receive an award under the Plan and the amount of such award. Distributions under the Plan may not be made until the participant retires after reaching age 62 and are subject to forfeiture in the event of a voluntary termination of employment prior to age 62. All distributions are made in the form of Common Stock of the Company.

   Option grants to executive officers under the Company's Stock Option Plans are determined by the Option Committee of the Board of Directors and are generally based upon more subjective factors than those used by the Compensation Committee. The Option Committee considers the recommendations of the executive officers of the Company, the responsibilities of each grantee, his or her past performance and his or her anticipated future contribution to the Company. Options directly reflect the Company's performance through its stock price.

   The Internal Revenue Code limits the deductibility for federal income tax purposes of certain compensation payable to top executive officers of publicly held corporations. Certain types of compensation are excluded from the limitations. The Company generally attempts to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interests of the Company and its stockholders. However, the Company reserves the right to authorize the payment of nondeductible compensation which it deems appropriate.

   Executive officers participate in the Savings and Thrift Plan, Supplemental Savings and Thrift Plan, Pension Plan and Stock Option Plans, as well as customary employee health benefits and expense reimbursement in accordance with the Company's policy.

   During 2000, the Committee compared the compensation of the six most highly compensated executive officers of the Company to the publicly held competitors of the Company included in the Comparative Performance Graph on Page 11. The Committee targets the middle of its competitors' salary range for its executive officers' compensation. The Committee believes that the 2000 compensation of the Company's six most highly compensated executive officers will be in the middle range when compared to its publicly-held competitors after making certain adjustments for the size of the Company.

Chief Executive Officer Compensation

   The 2000 salary of J. Patrick Gallagher, Jr., the Company's Chief Executive Officer, was $650,000. Mr. Gallagher received a bonus of $500,000 and an award of $400,000 under the Company's Deferred Equity Participation Plan for 2000 and a bonus of $350,000 for 1999. In determining Mr. Gallagher's salary and bonus, the Compensation Committee considered the Company's excellent performance in 2000 and 1999, as well as Mr. Gallagher's voluntary election to reduce his total compensation in prior years.

                                          Compensation Committee
                                          J. Patrick Gallagher, Jr. (Chairman)
                                          Robert E. Gallagher
                                          T. Kimball Brooker
                                          Gary P. Coughlan
                                          Ilene S. Gordon
                                          Robert Ripp
                                          James R. Wimmer

                          Summary Compensation Table

   The following table presents information concerning compensation paid or set aside by the Company and its subsidiaries on an accrual basis to or for the benefit of the Chief Executive Officer and each of the other five most highly compensated executive officers of the Company in each of the Company's last three fiscal years.

                                                      Long Term
                                                     Compensation
                               Annual Compensation      Awards
                             ----------------------- ------------
                                                      Securities   All Other
  Name and Principal         Salary   Bonus   Other   Underlying  Compensation
       Position         Year   ($)   ($) (1) ($) (3) Options (#)    ($) (2)
----------------------- ---- ------- ------- ------- ------------ ------------
J. Patrick Gallagher,
 Jr.................... 2000 650,000 500,000 400,000    30,000       21,700
 President and Chief
  Executive Officer     1999 500,000 350,000     --        --        16,800
                        1998 500,000 250,000     --     40,000        5,000
Michael J. Cloherty.... 2000 600,000     --      --     30,000      194,600(4)
 Executive Vice
  President and Chief   1999 475,000 738,000     --        --        17,200
 Financial Officer      1998 475,000 250,000     --     40,000        6,100
James J. Braniff III... 2000 600,000 285,000 300,000    30,000      254,600(5)
 Vice President         1999 600,000 125,000     --    200,000       22,500
                        1998 320,000 165,000     --     40,000        7,400
James W. Durkin, Jr.... 2000 320,000 175,000 300,000    30,000       10,500
 Vice President         1999 290,000 150,000     --        --         7,400
                        1998 290,000     --      --     40,000        4,500
David E. McGurn, Jr.... 2000 300,000 142,500 300,000    30,000        9,300
 Vice President         1999 300,000 125,000     --        --         9,400
                        1998 275,000 125,000     --     40,000        3,900
Richard J. McKenna..... 2000 300,000 200,000 300,000    30,000        7,300
 Vice President         1999 270,000     --      --        --         7,400
                        1998 220,000  90,000     --     40,000        4,700

--------

(1) Represents bonuses related to services rendered in the fiscal year indicated above that were determined and paid in the subsequent fiscal year.

(2) Includes amounts contributed by the Company under the 401(k) match feature of the Company's Savings and Thrift Plan of $3,400 in 2000, amounts contributed by the Company under the match feature of the Company's Supplemental Savings and Thrift Plan in 2000 (Mr. Gallagher--$16,600, Mr. Cloherty--$23,400, Mr. Braniff--$11,100, Mr. Durkin--$6,000, Mr. McGurn--
    $5,100 and Mr. McKenna--$2,600) and the equivalent annual value of insurance premiums paid by the Company for group term life insurance for the benefit of the named executive officer (Mr. Gallagher--$1,700, Mr. Cloherty--$2,600, Mr. Braniff--$6,200, Mr. Durkin--$1,100, Mr. McGurn-- $800 and Mr. McKenna--$1,300).

(3) Represents amounts awarded under the Company's Deferred Equity Participation Plan. Amounts shown do not represent actual payments to the executive officer. Participation in the Plan by any person, and the amount of such participation, is at the sole discretion of the Company's Chief Executive Officer, in conjunction with the Compensation Committee. The Plan provides that the Company will contribute to the Plan shares of Common Stock in an amount approved by the Compensation Committee. Prior to payout, the participant is not entitled to vote, dispose of or receive dividends with respect to such shares, and shares are subject to forfeiture under certain conditions, including but not limited to, the participant's voluntary termination of employment with the Company prior to age 62. A participant will be eligible to receive a distribution from the Plan upon reaching age
   62. All distributions will be made in the form of Common Stock of the Company.

(4) Mr. Cloherty agreed to waive his right to receive any bonus from the Company for 2000. In consideration for such waiver, on March 15, 2001, the Company paid Mr. Cloherty a waiver fee of $165,200 and loaned Mr. Cloherty the principal amount of $2,382,900. Under Mr. Cloherty's promissory note, repayment of the outstanding principal amount plus interest at the annual rate of 5.2% is payable upon demand of the Company. The Company has agreed to forgive repayment of the principal amount of the loan plus interest on an annual basis at the rate of 33-1/3 percent per year beginning in 2002 so long as Mr. Cloherty remains employed by the Company. In the event Mr. Cloherty voluntarily terminates his employment with the Company or Mr. Cloherty's employment is terminated for cause by the Company, the outstanding principal amount of the loan becomes immediately due and payable. In addition, Mr. Cloherty has a loan in the principal amount of $40,000 in connection with his relocation to Illinois in 1983 which is payable on demand and is without interest.

(5) The Company has an Employment Agreement with James J. Braniff III ending on December 31, 2003. Under the Agreement, Mr. Braniff is to receive an annual salary of not less than $600,000 and is entitled to participate in the Brokerage Services Division Management Bonus Plan. On January 1, 2000, Mr. Braniff was indebted to the Company in the principal amount of $1,155,000, which accrued interest at the annual rate of 3%. During 2000 the Company forgave $233,900 of principal and interest in connection with such indebtedness which amount is included in his compensation for 2000. Under the Agreement, an additional $115,500 of Mr. Braniff's indebtedness is to be forgiven annually while Mr. Braniff is an employee of the Company. In addition, Mr. Braniff has a loan in the principal amount of $100,000 in connection with his relocation to Illinois which is payable on demand and is without interest.

                         Comparative Performance Graph

   The following graph demonstrates a five year comparison of cumulative total returns for the Company, the S&P 500 and a Peer Group comprised of the Company, Aon Corporation, Hilb, Rogal and Hamilton Co., Marsh & McLennan Companies, Inc. and Brown & Brown, Inc. The comparison charts the performance of $100 invested in the Company, the S&P 500 and the Peer Group on December 31, 1995, with dividend reinvestment.


                                  [BAR CHART]


                 GALLAGHER
               (ARTHUR J.) & CO       S&P 500 INDEX           PEER GROUP
               ----------------       -------------           ----------
Dec 95               100                    100                    100
Dec 96             86.16                 122.96                 122.06
Dec 97              99.1                 163.98                 177.72
Dec 98            131.14                 210.85                 196.52
Dec 99            198.38                 255.21                 285.23
Dec 00            397.72                 231.98                 336.64

Directors' Compensation

   Directors who are officers of the Company receive compensation in their capacities as officers and receive no additional compensation for serving as directors.

   Non-employee directors, currently Messrs. Brooker, Coughlan, Ripp and Wimmer and Ms. Gordon, are eligible to receive compensation consisting of nonqualified stock options. In addition, non-employee directors receive an annual retainer of $25,000 per year or, in lieu of the cash retainer, an option to purchase shares of the Company's Common Stock below market value, plus fees of $500 for attendance at each Board meeting or committee meeting on a date other than a Board meeting date. Non-employee directors are reimbursed for travel and accommodation expenses incurred in attending Board or committee meetings. Non-employee directors are not eligible for participation in any other compensation plans of the Company.

   In 1989, the Company's stockholders approved the adoption of the Company's 1989 Non-Employee Directors' Stock Option Plan (the "1989 Plan"), which was subsequently amended in 1990, 1993, 1994, 1996, 1997, 1998, 1999, 2000 and
2001. The 1989 Plan currently provides that non-employee directors are eligible to be granted nonqualified options to purchase a maximum of 1,025,000 shares of the Company's Common Stock. The 1989 Plan encompasses options granted to non-employee directors at the discretion of the Option Committee of the Company's Board of Directors ("Discretionary Options") and options granted to non-employee directors pursuant to an election made by a non-employee director to receive options in lieu of his or her annual retainer ("Retainer Options"). Shares issued upon exercise of options granted under the 1989 Plan may be repurchased shares held by the Company or authorized but previously unissued shares.

   Under the 1989 Plan, a Discretionary Option shall be exercisable at such rate and price fixed by the Option Committee. Discretionary Options terminate if not exercised by the date set forth in the 1989 Plan or by such date established by the Option Committee at the time it makes the grant.

   Pursuant to the terms of the 1989 Plan, Messrs. Coughlan, Ripp and Wimmer and Ms. Gordon have elected to receive their annual retainers for 2001 in the form of an option to purchase the Company's Common Stock. Each year on or before two weeks preceding the Company's Annual Meeting of Stockholders, the Option Committee shall determine the number of shares of Common Stock with respect to which a non-employee director may be granted a Retainer Option. The non-employee director's option exercise price per share shall be equal to the Fair Market Value of the Common Stock subject to the Retainer Option less the Annual Retainer, divided by the number of shares subject to the Retainer Option. The option exercise price per share shall be not less than the par value of the Common Stock. "Fair Market Value" is defined as the closing price of the Company's Common Stock as reported on the New York Stock Exchange composite listing for the day on which the option is granted.

   On May 16, 2000, the Company granted a Retainer Option for 2,000 shares of the Company's Common Stock to Messrs. Ripp and Wimmer and Ms. Gordon at an exercise price of $6.38 per share. Such options are exercisable at the rate of one-fourth of such grant each successive quarter commencing August 16, 2000. In addition, on June 21, 2000, the Company granted a Discretionary Option for 24,000 shares of the Company's Common Stock to each of Messrs. Brooker, Ripp, and Wimmer and Ms. Gordon at an exercise price of $18.50 per share, which was the closing price for a share of Common Stock as reported on the New York Stock Exchange composite listing on that date. Such options are exercisable at the rate of one-third of such grant each successive June 21, commencing June 21, 2001.

   The Company approved a supplemental deferred compensation arrangement, effective July 1, 1996, with Robert E. Gallagher after his retirement, and to his surviving spouse after his death, and the surviving spouse of John P. Gallagher, providing for a payment of $100,000 annually, inclusive of any Company pension plan payments, to be paid until the death of each such beneficiary.

Pension Plan

   The Company also maintains a non-contributory defined benefit pension plan covering substantially all domestic employees which is qualified under the Internal Revenue Code. The plan provides an annual pension benefit on normal retirement at age 65 which, when paid in the form of a single life annuity, will equal 1% of final average earnings multiplied by the number of years of credited service, not to exceed 25 years (without any deduction for social security or other offset amounts). A person's earnings for purposes of the plan include all compensation other than allowances such as moving expenses plus any pre-tax contributions under the 401(k) feature of the Savings and Thrift Plan, less pre-tax contributions under the Supplemental Savings and Thrift Plan. Effective for plan years beginning after 1988, the maximum includible compensation for a participant for any year may not exceed an overall salary maximum as determined by the Internal Revenue Service of $170,000 (in 2000 and 2001). The remuneration for executive officers shown under "Salary" and "Bonus" in the Summary Compensation Table constitutes their earnings during 2000 for purposes of the plan without regard to the Internal Revenue Service's limitation. "Final average earnings" are the highest average earnings received in any five consecutive full calendar years before retirement. Employees' pension rights are fully vested after the earlier of
(i) 5 years of service with the Company or (ii) the attainment of age 65.

   The following table shows the estimated annual benefits (which are not subject to deduction for social security or other offset amounts) payable on retirement under the Company's defined benefit plan to persons in specific remuneration and credited years of service classifications assuming (i) the person elects the single life annuity basis providing monthly payments without benefits to his survivors and (ii) the person continues in the employ of the Company at his present rate of remuneration until age 65:

                              PENSION PLAN TABLE

                                                            Years of Credited
                      Average remuneration                       Service
                      during highest five                -----------------------
                       consecutive years                                  25 or
                       before retirement                   15      20     more
                      --------------------               ------- ------- -------
        $110,000........................................ $16,500 $22,000 $27,500
         130,000........................................  19,500  26,000  32,500
         150,000........................................  22,500  30,000  37,500
         170,000........................................  25,500  34,000  42,500

   For purposes of estimating potential pension benefits using the foregoing table, the number of years of credited service as of December 31, 2000 for the executive officers named in the Summary Compensation Table are as follows: J. Patrick Gallagher, Jr. (25 years), Michael J. Cloherty (18 years), James J. Braniff III (12 years), James W. Durkin, Jr. (24 years), David E. McGurn, Jr. (21 years) and Richard J. McKenna (23 years). Such pension benefits are in addition to amounts payable to such persons under the Company's Savings and Thrift Plan and Supplemental Savings and Thrift Plan on their retirement and are subject to certain limitations as required under the Internal Revenue Code.

Stock Option Plans

   The Company maintains a 1988 Incentive Stock Option Plan and a 1988 Nonqualified Stock Option Plan.

   The following table sets forth certain information regarding options to purchase shares of Common Stock granted to the executive officers of the Company named in the Summary Compensation Table during the Company's 2000 fiscal year. The exercise price of the options equals the closing price for a share of the Company's Common Stock on the date of the option grant.

                   Option Grants in the Last Fiscal Year(1)

                          Individual Grants
                         --------------------
                                      % of                        Potential Realizable
                                      Total                         Value at Assumed
                         Number of   Options                      Annual Rates of Stock
                         Securities  Granted                              Price
                         Underlying    to                           Appreciation for
                          Options   Employees Exercise               Option Term (2)
                          Granted   in Fiscal  Price   Expiration ---------------------
          Name              (#)       Year      ($)       Date      5% ($)    10% ($)
          ----           ---------- --------- -------- ---------- ---------- ----------
J. Patrick Gallagher,
 Jr. ...................   30,000     1.18     18.50    6-21-10      349,000    885,000
Michael J. Cloherty.....   30,000     1.18     18.50    6-21-10      349,000    885,000
James J. Braniff III....   30,000     1.18     18.50    6-21-10      349,000    885,000
James W. Durkin, Jr. ...   30,000     1.18     18.50    6-21-10      349,000    885,000
David E. McGurn, Jr. ...   30,000     1.18     18.50    6-21-10      349,000    885,000
Richard J. McKenna......   30,000     1.18     18.50    6-21-10      349,000    885,000

--------
(1) Nonqualified options granted June 21, 2000, exercisable at the rate of 10% of total option for each calendar year after 2000.
(2)  Based on actual option term and annual compounding.

   The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during the Company's 2000 fiscal year and the number and value of unexercised options to purchase shares of Common Stock held at the end of the Company's 2000 fiscal year by the executive officers of the Company named in the Summary Compensation Table.

              Aggregated Option Exercises in the Last Fiscal Year
                       and Fiscal Year End Option Values

                                              Number of    Number of
                          Number             Securities   Securities     Value of     Value of
                            of               Underlying   Underlying   Unexercised   Unexercised
                          Shares             Unexercised  Unexercised  In-the-Money In-the-Money
                         Acquired            Options at   Options at    Options at   Options at
                            on      Value      FY-End       FY-End        FY-End       FY-End
                         Exercise  Realized  Exercisable Unexercisable Exercisable  Unexercisable
          Name             (#)      ($)(1)       (#)          (#)         ($)(2)       ($)(2)
          ----           -------- ---------- ----------- ------------- ------------ -------------
J. Patrick Gallagher,
 Jr. ................... 304,000  $6,622,194       --       198,000            --    $4,416,940
Michael J. Cloherty.....  30,000     374,500   164,000      184,000     $3,871,400    4,064,720
James J. Braniff III....   2,000      27,820   107,200      280,400      2,359,584    5,624,292
James W. Durkin, Jr. ...   4,000      55,400   260,000      188,000      6,420,360    4,170,720
David E. McGurn, Jr. ...  20,000     272,240   126,600      131,400      3,109,642    2,794,918
Richard J. McKenna......  23,440     231,769    44,000       96,160      1,034,908    1,937,845

--------
(1) Market value of underlying securities at exercise, minus the exercise price.
(2) Market value of underlying securities at year end, minus the exercise price.

Severance Arrangements

   The Company has a plan for severance compensation to employees after a hostile takeover. The plan defines a hostile takeover to include, among other events, the following events, if not approved by two-thirds of the members of the Board of Directors in office immediately prior to any such events: the election of directors not nominated by the Board of Directors, a business combination, such as a merger, not approved by the holders of 80% or more of the Common Stock and the Board of Directors or not meeting various "fair price" criteria, or the acquisition of 20% or more of the combined voting power of the Company's stock by any person or entity. All full-time and part-time employees who are regularly scheduled to work 20 or more hours per week and who have completed at least two years of continuous employment with the Company are participants in the plan. A severance benefit is payable under the plan if a participant's employment with the Company terminates voluntarily or involuntarily within two years after a hostile takeover for reasons such as reduction in compensation, discontinuance of employee benefit plans without replacement with substantially similar plans, change in duties or status, certain changes in job location and involuntary termination of employment for reasons other than just cause. For participants who have completed two but less than five years of employment, the benefit is equal to the employee's annual compensation during the year immediately preceding the termination of employment. For employees who have completed five or more years of employment, the benefit is equal to two and one-half times the employee's annual compensation during the 12 months ending on the date of termination of employment, but may not exceed 2.99 times average annual compensation during the preceding five years. Annual compensation is defined for purposes of the plan as the amount of the employee's wages, salary, bonuses and other incentive compensation. Benefits are payable in a lump sum not later than 10 days after termination of employment.

   Each of the executive officers of the Company named in the Summary Compensation Table has entered into a change in control agreement with the Company. A severance benefit is payable under the agreement if the executive officer's employment with the Company is terminated by (i) the Company for any reason other than death, physical or mental incapacity, or cause within 24 months following a change in control of the Company; or (ii) the resignation of the executive officer within 24 months following a change in control of the Company upon the occurrence of a material change in the nature or scope of the executive's authorities, powers, functions or duties or a reduction in the executive's total compensation. In the event of any such termination of the executive officer's employment, under the agreement the Company is required to pay the executive a severance allowance equal to his then salary and bonus payments for a 24 calendar month period. Additionally, the executive will also continue to participate for a period of two years in the Company's welfare benefit plans. Cash benefits are payable in a lump sum not later than seven days after termination of employment.

                  PROPOSAL 2--APPROVAL OF AN INCREASE IN THE
                    AUTHORIZED COMMON STOCK OF THE COMPANY

   The Board of Directors deems advisable and in the best interests of the Company and its stockholders, and recommends to the stockholders, an amendment to Clause (A) of Article FOURTH of the Company's Restated Certificate of Incorporation (the "Amendment") increasing the Company's authorized Common Stock, par value $1.00 per share, from 200,000,000 to 400,000,000 shares, so that said Clause (A), as amended, shall read as follows:

      (A) The aggregate number of shares which the corporation is authorized to issue is 401,000,000, of which 1,000,000 shares shall be Preferred Stock with no par value per share and 400,000,000 shares shall be Common Stock with par value of $1.00 per share.

   The remainder of Article FOURTH of the Company's Restated Certificate of Incorporation, which is Clause (B) and which specifies the designations, relative rights, voting rights, preferences and privileges of each class of stock of the Company, is unaffected by the Amendment.

   The Company is currently authorized to issue 200,000,000 shares of Common Stock, $1.00 par value per share, and 1,000,000 shares of Preferred Stock, without par value. As of March 1, 2001, there were 80,758,335 shares of Common Stock outstanding held by 663 stockholders of record, approximately 21,834,000 shares of Common Stock reserved for issuance in connection with the exercises of stock options, 10,950,000 shares of Common Stock reserved for issuance in connection with acquisitions, and 50,000,000 shares of Common Stock reserved for issuance in connection with the exercises of outstanding Rights under the Company's Rights Agreement (described herein). Accordingly, only approximately 36,457,665 shares of Common Stock are unissued, unreserved, and available for issuance. The proposed Amendment would increase the number of authorized shares of Common Stock from 200,000,000 to 400,000,000 and has no effect on the present authorization with respect to the Preferred Stock.

   The proposed increase in the authorized Common Stock will provide the Company with greater flexibility to issue Common Stock for appropriate corporate purposes. Among the purposes for which such additional authorized Common Stock could be issued are the acquisition of desirable businesses, properties or securities, stock splits, stock dividends, the sale of shares for cash, the issuance of shares to the Company's Savings and Thrift Plan and other employee benefit plans that may be adopted by the Company and its subsidiaries and issuances in connection with stock options.

   The additional shares of Common Stock resulting from the Amendment would be identical in all respects to the existing Common Stock. Holders of the outstanding Common Stock are entitled to one vote for each share held of record on all matters presented to stockholders. The shares of Common Stock have no cumulative voting rights in the election of directors, and accordingly holders of a majority of the outstanding voting stock are entitled to elect the entire Board. The holders of Common Stock have no conversion, preemptive or subscription rights. Subject to the rights of holders of Preferred Stock, upon liquidation of the Company, the net assets will be distributed ratably among the holders of Common Stock. Subject to the prior payment of all preferred dividends on shares of outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably out of funds legally available therefor dividends at such time and in such amounts as the Board of Directors may from time to time determine. All shares of Common Stock currently outstanding are fully paid and nonassessable.

   The Company also is authorized to issue 1,000,000 shares of Preferred Stock without par value, issuable in series. The Board of Directors is authorized to designate each series and the number of shares within the series and to determine and fix the relative rights and preferences of the shares of each series. No shares of Preferred Stock are currently issued or outstanding. Preferred Stock, when and if issued, will be senior to Common Stock with respect to dividend and liquidation rights. The relative rights and preferences which may hereafter be fixed by resolution of the Board for any series of Preferred Stock may provide that the shares of such series shall be senior to the other series of Preferred Stock with respect to dividends, liquidation or other rights and that such shares may be redeemable or may be convertible into Common Stock or other securities.

   The Board may cause authorized shares of Common Stock and Preferred Stock in excess of those outstanding to be issued without further action by the stockholders, unless such action is required by applicable law or regulatory agencies or by the rules, if the Company shall choose to comply with such rules, of any stock exchange on which the Company's securities may then be listed. Stockholders have no preemptive rights to subscribe to or to purchase any securities of the Company of any kind or class.

   On March 10, 1987, the Board of Directors adopted a Common Share Purchase Rights Plan (the "Rights Plan"), which was approved by the Company's stockholders at their Annual Meeting on May 12, 1987. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Harris Trust & Savings Bank.

   Under the Rights Plan, Common Share Purchase Rights (the "Rights") were distributed as a dividend at the rate of one Right for each share of Common Stock held by stockholders of record as of May 12, 1987 (the "Record Date"). The Company also will issue one Right with respect to each share of Common Stock that becomes outstanding after May 12, 1987, but prior to the earliest of the Distribution Date (as hereinafter defined), the redemption of the Rights or the expiration of the Rights. Each Right entitles the registered holder to purchase from the Company one share of Common Stock at the price of $25 per share, subject to certain adjustments (the "Purchase Price").

   With respect to the shares of Common Stock outstanding as of May 12, 1987, the Rights are evidenced by the Common Stock certificates. With respect to the shares of Common Stock that become outstanding after May 12, 1987 but prior to the earliest of the Distribution Date (as hereinafter defined), the redemption of the Rights or the expiration of the Rights, the Rights will be evidenced by Common Stock certificates that contain a legend incorporating the Rights Agreement by reference.

   The Rights are not exercisable or transferable apart from the Common Stock until the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") acquired or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Stock or (ii) ten days following the commencement or announcement of an intention to make a tender offer or exchange offer for 30% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"). Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates representing Common Stock outstanding as of May 12, 1987 (or issued after May 12, 1987 but prior to the earliest of the Distribution Date, the redemption of the Rights or the expiration of the Rights) would also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") would be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone would evidence the Rights.

   The Rights are not exercisable until the Distribution Date and would expire on May 12, 2007 unless earlier redeemed as described below or extended by the Company. Until a Right is exercised, the holder thereof, as such, would have no rights as a stockholder, including, without limitation, the right to vote or to receive dividends. The Rights would be redeemable by the Company in whole, but not in part, at a price of $0.0125 per Right (the "Redemption Price") prior to the public announcement that 20% or more of the Company's Common Stock had been accumulated by a single acquirer or group.

   In the event that the Company were acquired in a merger or other business combination transaction or 50% or more of its assets or earning power were sold, proper provision would be made so that each holder of a Right thereafter would have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that the Company were the surviving corporation in a merger and its Common Stock was not changed or exchanged, or in the event that an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, such as certain sales of assets to the Company or obtaining certain financial benefits from the Company, proper provision would be made so that each holder of a Right, other than Rights that were beneficially owned by the Acquiring Person on the Distribution Date (which would thereafter be void) will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right.

   The Purchase Price payable and the number of shares of Common Stock or other securities or property purchasable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Stock, (ii) upon the grant to holders of shares of the Common Stock of certain rights or warrants to subscribe for shares of Common Stock or convertible securities at less than the current market price of the Common Stock, or (ii) upon the distribution to holders of shares of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or dividends payable in shares of Common Stock) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price would be required until cumulative adjustments required an adjustment of at least 1% in such Purchase Price. No fractional shares would be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

   The Rights have certain anti-takeover effects. The Rights would cause substantial dilution to a person who attempts to acquire the Company without conditioning his offer on a substantial number of Rights being acquired. The Rights would have no effect, however, on a person who is willing to acquire control of the Company and wait until the Rights expire before acquiring 100% ownership. Moreover, the Rights would not affect a transaction approved by the Company prior to the public announcement that 20% or more of the Company's Common Stock had been accumulated by a single acquirer or group, because the Rights could be redeemed until that time.

   Authorized shares of Common Stock and Preferred Stock in excess of those outstanding might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock. Such shares could also be used to make more difficult a change in control of the Company. Under certain circumstances, the Board could create impediments or frustrate persons seeking to effect a takeover or otherwise gain control of the Company by causing such shares to be issued to a holder or holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company and its stockholders. In addition, the existence of such shares might have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial amount of Common Stock, to acquire control of the Company, since the issuance of such shares could dilute the stock ownership of such person or entity. The Board of Directors may cause such shares to be issued to a holder or holders that would thereby have sufficient voting power to assure that certain types of proposals (including any proposal to remove directors, to replace directors, to accomplish certain business combinations opposed by the Board, or to alter, amend or repeal provisions in the Company's Restated Certificate of Incorporation and/or By-laws relating to any such action) would not receive the 80% stockholder vote (as described below) required by such provisions. It should be noted, however, that all of the actions described in this paragraph are currently possible and that the power of the Board to take such actions would not be increased by the Amendment.

   The Company has no present agreement, commitment, plan or intent with respect to the sale or issuance of Common Stock, other than the possible issuances of Common Stock in acquisitions currently under negotiation in which the Company would be the acquiring or surviving entity, the shares of Common Stock reserved for issuance in connection with the exercises of stock options and the reserve of sufficient shares of Common Stock to permit the exercise in full of outstanding Rights as required by the Rights Agreement.

Certain Charter and By-law Provisions

   The Company's Restated Certificate of Incorporation contains provisions which could deter, delay or prevent a change in control of the Company which is opposed by the Board of Directors. Such provisions include the following:
(a) a provision for classification of the Board of Directors into three classes and a minimum of three and a maximum of fifteen directors at any time;
(b) a requirement that a director or the entire Board of Directors may only be removed, with or without cause, by the affirmative vote of the holders of 80% of the outstanding shares of voting stock of the Company and of not less than 67% of the voting stock held by stockholders other than a "Related Person" as defined below; (c) a requirement that any merger, purchase of assets or other business combination ("Business Combination") between the Company and certain owners of 20% or more of the outstanding voting stock of the Company ("Related Person") in order to become effective must be approved by the affirmative vote of not less than 80% of the shares of outstanding voting stock of the Company and by 67% of the stock owned by stockholders other than the Related Person; and (d) a requirement that the provisions summarized in (a), (b) and (c) may only be repealed or amended by the affirmative vote of 80% of the outstanding voting stock of the Company and the affirmative vote of 67% of the outstanding voting stock owned by stockholders other than a Related Person. The 80% and 67% approval requirements do not apply if (1) two-thirds of the directors who held office immediately prior to the date the Related Person became a Related Person approve the Business Combination or (2) the Business Combination is between the Company and a subsidiary at least 50% owned by the Company and in which the Related Person has no interest, or (3) any consideration to be paid to stockholders of the Company as part of the Business Combination meets certain fair price tests and stockholders of the Company have received a timely mailing containing (A) the recommendation of outside directors and directors who held office immediately prior to the Related Person's becoming such and (B) the opinion of a reputable investment banking or financial services firm as to the fairness of the Business Combination. The By-laws also provide that special meetings of stockholders may be called by the President or by the Secretary at the request in writing of the majority of the Board of Directors. On May 14, 1991 the stockholders approved a proposal to amend the Company's Restated Certificate of Incorporation to require all stockholder action take place at a meeting of the stockholders.

   The foregoing provisions of the Restated Certificate of Incorporation and By-laws could have the effect of perpetuating current management or preventing approval by the holders of a majority of the Company's voting stock. In addition, it would be possible for the Board of Directors to authorize issuance of the Preferred Stock, without further approval by the stockholders, with rights and preferences which could impede a takeover of the Company.

Vote Required

   The affirmative vote of a majority of the outstanding shares entitled to notice of and to vote at the meeting is required to approve the proposal. Unless otherwise instructed, proxies will be voted in favor of the proposal to adopt the Amendment. If approved, the Amendment will become effective upon filing and recording as required by the General Corporation Law of Delaware.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                   IN FAVOR OF THE ADOPTION OF THE AMENDMENT
                 TO THE RESTATED CERTIFICATE OF INCORPORATION.

                PROPOSAL 3--RATIFICATION OF THE APPOINTMENT OF
                      ERNST & YOUNG LLP AS THE COMPANY'S
                   INDEPENDENT AUDITORS FOR THE FISCAL YEAR
                           ENDING DECEMBER 31, 2001

   The Audit Committee has considered the qualifications of Ernst & Young LLP and recommended that the Board of Directors appoint them as independent auditors of the Company for the fiscal year ending December 31, 2001. The Board of Directors desires to obtain stockholders' ratification of the Board's action in such appointment. A resolution ratifying the appointment will be offered at the meeting. If the resolution is not adopted, the adverse vote will be considered as a direction to the Board to select other auditors for the following year. Because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 2001 will stand unless the Board finds other good reason for making a change.

   Fees paid to Ernst & Young LLP for professional services rendered to the Company during 2000 were as follows: Audit Fees $524,000 and All Other Fees $866,000, including audit related services of $470,000 and other non-audit related services of $396,000. Audit related services primarily include fees for employee benefit plan audits, accounting consultations, other attest services for certain subsidiaries and due diligence procedures. No services were performed or fees incurred in connection with financial information systems design and implementation projects during 2000. The Audit Committee considered the effects that the provision of non-audit services may have on the Company's independent auditors' independence.

   A representative of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative so desires.

   Ratification requires the affirmative vote by holders of at least a majority of the outstanding shares voting at the Annual Meeting.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                IN FAVOR OF RATIFICATION OF THE APPOINTMENT OF
                      ERNST & YOUNG LLP AS THE COMPANY'S
                        INDEPENDENT AUDITORS FOR 2001.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   Stockholder proposals to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal office on or before December 6, 2001 to be considered for inclusion in the Company's proxy materials for that meeting. With respect to any stockholder proposal to be presented at the 2002 Annual Meeting of Stockholders that is received by the Company after February 19, 2002, the proxies solicited on behalf of the Board of Directors may exercise discretionary voting power.

                                 OTHER MATTERS

   The Company knows of no other matters to be presented for action at the meeting. If any other matters should properly come before the meeting or any adjournment thereof, such matters will be acted upon by the persons named as proxies in the accompanying proxy according to their best judgment in the best interests of the Company.

   The Annual Report to Stockholders containing financial statements for the year ended December 31, 2000, and other information concerning the Company is being furnished to the stockholders but is not to be regarded as proxy soliciting material.

   Each stockholder is urged to mark, date, sign and return the enclosed proxy card in the envelope provided for that purpose. Your prompt response is helpful and your cooperation will be appreciated.

Dated: April 5, 2001

                                          By Order of the Board of Directors

                                          MICHAEL J. CLOHERTY
                                          Secretary

                                   EXHIBIT A

                           ARTHUR J. GALLAGHER & CO.
                                   ("AJGCO")

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

   The Audit Committee is appointed by the Board to assist the Board of Directors in monitoring the integrity of AJGCO's financial statements; the compliance of AJGCO with legal and regulatory requirements; and the independence and performance of AJGCO's external auditors and the performance of AJGCO's internal auditors.

   The Audit Committee shall be comprised of three or more directors as determined and appointed by the Board. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of AJGCO or AJGCO's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

   The members of the Audit Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

   The Audit Committee shall:

  . Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

  . Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

  . Review the significant reports to management prepared by the internal audit department and management's responses.

  . Recommend to the Board of Directors the selection of the independent auditor (which firm is ultimately accountable to the Audit Committee and the Board), considering independence and effectiveness and approve the fees and other compensation to be paid to the independent auditor. On at least an annual basis, the Audit Committee should review and discuss with the independent auditor all significant relationships the independent auditor has with AJGCO to determine its independence and obtain a written statement on such matters.

  . Review the performance of the independent auditor and approve any proposed discharge of the independent auditor when circumstances warrant.

  . Periodically consult with the independent auditor out of the presence of management about internal controls and the fullness and accuracy of AJGCO's financial statements.

  . Consider the independent auditor's judgments about the quality and appropriateness of AJGCO's accounting principles as applied in its financial reporting.

  . Consider and approve, if appropriate, major changes to AJGCO's auditing and accounting principles and practices as suggested by the independent auditor or management.

  . Establish regular and separate systems of reporting to the Audit Committee by each of the independent auditor and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

  . Following completion of the annual audit, review separately with each of management, AJGCO's internal audit department and the independent auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  . Prior to filing, review with management and the independent auditor AJGCO's quarterly report to the SEC. The Chairman of the Audit Committee, or the Chairman's designee, who shall be a member of the Audit Committee, may represent the Audit Committee for this purpose.

  . Review any significant disagreement among management, AJGCO's internal audit department and the independent auditor in connection with the preparation of the financial statements.

  . Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

  . Review with AJGCO's General Counsel legal matters that may have a material impact on AJGCO's financial statements and legal compliance matters.

  . Prepare the report required by the rules of the SEC to be included in AJGCO's annual proxy statement.

  . Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act has not been implicated.

  . Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that AJGCO's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and AJGCO's Code of Ethics.

      -                                           -



      -                                           -
PROXY                                                                      PROXY
[ARTHUR J. GALLAGHER LOGO]
                           Arthur J. Gallagher & Co.
                                Two Pierce Place
                             Itasca, Illinois 60143

          This Proxy is Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints Robert E. Gallagher and J. Patrick Gallagher, Jr., or either of them, as attorneys and proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of voting stock of Arthur J. Gallagher & Co. held of record by the undersigned on March 23, 2001, at the Annual Meeting of Stockholders to be held on May 22, 2001 or any adjournment thereof.

  In Their Discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3. This proxy is revocable at any time.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                 (Continued and to be signed on reverse side.)

              ARTHUR J. GALLAGHER & CO.
              PLEASE MARK VOTE IN OVAL
              IN THE FOLLOWING MANNER
              USING DARK INK ONLY.
                                         0
                                         I
                                         0
      -                                           -



      -                                           -
                                      For
                                      All
                                       0
                                    Withheld
                                      All
                                       0
                                    For All
                                     Except
0
                                      For
                                       0
                                    Against
                                       0
                                    Abstain
0
1. Election of Directors--Class I Nominee for term expiring in 2003 is 01-James
W. Durkin, Jr.; Class II Nominees for term expiring in 2004 are 02-T. Kimball Brooker, 03-Robert E. Gallagher, 04-David E. McGurn, Jr., 05-Richard J. McKenna; Class III Nominee for term expiring in 2002 is 06-James J. Braniff III; and for ratification of the appointment of 07-Gary P. Coughlan to fill a vacant directorship in Class III with a term expiring in 2002.
 ----------------
 Nominee Exception
2. Amend Company's Restated Certificate of Incorporation to increase authorized common stock from 200,000,000 to 400,000,000 shares.

                                      For
                                       0

                                    Against
                                       0

                                    Abstain
0
3. Ratification of the appointment of Ernst & Young LLP as the independent au-ditors of the Company for 2001.

                 The Board of Directors Recommends a Vote "FOR"
                         Each of the Listed Proposals.
     Dated: ______________________________________________________________, 2001
Signature(s) ___________________________________________________________________
________________________________________________________________________________
IMPORTANT: Please sign your name exactly as it appears opposite. In the case of joint holders, all should sign. When signing as an attorney, executor, adminis-trator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.